UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

FLANIGAN’S ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6836	59-0877638
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number	Identification Number)

5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334

(Address of principal executive office and ZIP code)

Registrant’s telephone number, including area code): (954) 377-1961

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	BDL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

August H. Bucci has resigned as Chief Operating Officer and Executive Vice President of Flanigan’s Enterprises, Inc., (the “Company”), effective December 31, 2025, but will continue to serve as a member of the Company’s Board of Directors (the “Board”).

James G. Flanigan II has resigned as President of the Company and Chairman of the Company’s Board effective January 8, 2026, but will continue to serve as Chief Executive Officer and as a member of the Company’s Board. Mr. Flanigan’s annual base salary and bonus arrangement with the Company will remain the same and will continue to be reviewed periodically as part of the Company’s compensation review process.

Jeffrey D. Kastner has resigned as Chief Financial Officer of the Company effective January 8, 2026, but has been named Chief Legal Officer of the Company and Chairman of the Company’s Board as of that date. Mr. Kastner will succeed James G. Flanigan II as Chairman of the Board and Chief Legal Officer is a new position with the Company. Mr. Kastner will continue as General Counsel and Secretary of the Company and will continue to serve as a member of the Company’s Board. Mr. Kastner’s annual base salary and bonus arrangement with the Company will remain the same and will continue to be reviewed periodically as part of the Company’s compensation review process.

Christopher O’Neil has resigned as Vice President of Package Operations of the Company effective January 8, 2026, but has been named President of the Company as of that date. Mr. O’Neil will succeed James G. Flanigan II as President of the Company. Mr. O’Neil will continue to serve as a member of the Company’s Board. Mr. O’Neil’s annual base salary with the Company will be $464,000 and will continue to be reviewed periodically as part of the Company’s compensation review process.

Allison Govoni, the current Director of Accounting of the Company has been named Chief Financial Officer of the Company effective January 8, 2026 and will succeed Jeffrey D. Kastner, the Company’s current Chief Financial Officer as of that date. Ms. Govoni’s annual base salary with the Company will be $222,000 and will continue to be reviewed periodically as part of the Company’s compensation review process.

Allison Govoni joined the Company in 2007 and has served in various positions within the accounting department. From 2017 to 2024, Ms. Govoni served as Corporate Controller, and from 2024 to 2026, she served as Director of Accounting. We believe Ms. Govoni’s extensive experience and long-standing service with the Company qualify her for the role of Chief Financial Officer.

Peter Bruce, the current Director of Operations of the Company has been named Chief Operating Officer of the Company effective January 8, 2026 and will succeed August H. Bucci, the Company’s former Chief Operating Officer as of that date. Mr. Bruce’s annual base salary with the Company will be $272,000 and will continue to be reviewed periodically as part of the Company’s compensation review process.

Peter Bruce joined the Company in 2016 and has held various management roles within the restaurant division. From 2018 to 2022, Mr. Bruce was Supervisor of Operations, and from 2022 to 2026, he was Director of Operations. We believe Mr. Bruce’s experience in operations management and his tenure with the Company qualify him for the role of Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLANIGAN’S ENTERPRISES, INC.

Date: January 12, 2026	By:	/s/ Jeffrey D. Kastner
Jeffrey D. Kastner
Chief Legal Officer, General Counsel and Secretary